                                  EXHIBIT 4.5

                                TELEOS RESEARCH
                                1996 STOCK PLAN

       1.   Purposes of the Plan.  The purposes of this Plan are:
            --------------------

        . to attract and retain the best available personnel for positions of substantial responsibility,

        .   to provide additional incentive to Employees and Consultants, and

        .   to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights and Long-Term Performance Awards may also be granted under the Plan.

       2. Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a) "Administrator" means the Board or any of its Committees as shall
               -------------
be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Applicable Laws" means the legal requirements relating to the
               ---------------
administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights will be or are being granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.
               -----

          (d) "Cause" shall mean (i) any act of personal dishonesty taken by an
               -----
Optionee in connection with Optionee's responsibilities as an employee and intended to result in substantial personal enrichment of an Optionee, (ii) the conviction of a felony, (iii) a willful act by an Optionee which constitutes gross misconduct and which is injurious to the Company, and (iv) following delivery to an Optionee of a written demand for performance from the Company which describes the basis for the Company's belief an Optionee has not substantially performed Optionee's duties, continued violations by an Optionee of an Optionee's obligations to the Company which are demonstrably willful and deliberate on the Optionee's part.

          (e) "Code" means the Internal Revenue Code of 1986, as amended.
               ----

          (f) "Committee"  means a Committee appointed by the Board in
               ---------
accordance with Section 4 of the Plan.

          (g) "Common Stock" means the Common Stock of the Company.
               ------------

          (h) "Company" means Teleos Research, a California corporation.
               -------

          (i) "Consultant" means any person, including an advisor, engaged by
               ----------
the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

          (j) "Continuous Status as an Employee or Consultant" means that the
               ----------------------------------------------
employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (k) "Director" means a member of the Board.
               --------

          (l) "Disability" means total and permanent disability as defined in
               ----------
Section 22(e)(3) of the Code.

          (m) "Employee" means any person, including Officers and Directors,
               --------
employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (n) "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended.

          (o) "Fair Market Value" means, as of any date, the value of Common
               -----------------
Stock determined as follows:

                (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of such determination, as reported in The Wall Street Journal or such
                                               -----------------------
other source as the Administrator deems reliable;

                (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The
                                                                         ---
Wall Street Journal or such other source as the Administrator deems reliable;
- -------------------

                (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (p) "Incentive Stock Option" means an Option intended to qualify as an
               ----------------------
incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (q) "Long-Term Performance Award" means an award of cash or stock
               ---------------------------
pursuant to Section 12 of the Plan.

          (r) "Nonstatutory Stock Option" means an Option not intended to
               -------------------------
qualify as an Incentive Stock Option.

          (s) "Notice of Grant" means a written or electronic notice evidencing
               ---------------
certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (t) "Officer" means a person who is an officer of the Company within
               -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (u) "Option" means a stock option granted pursuant to the Plan.
               ------

          (v) "Option Agreement" means a written agreement between the Company
               ----------------
and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (w) "Optioned Stock" means the Common Stock subject to an Option or
               --------------
Stock Purchase Right.

          (x) "Optionee" means an Employee or Consultant who holds an
               --------
outstanding Option or Stock Purchase Right.

          (y) "Parent" means a "parent corporation", whether now or hereafter
               ------
existing, as defined in Section 424(e) of the Code.

          (z) "Plan" means this 1996 Stock Plan.
               ----

          (aa) "Restricted Stock" means shares of Common Stock acquired pursuant
                ----------------
to a grant of Stock Purchase Rights under Section 11 below.

          (bb) "Restricted Stock Purchase Agreement" means a written agreement
                -----------------------------------
between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (cc) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any
                ----------
successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (dd) "Section 16(b)" means Section 16(b) of the Securities Exchange
                -------------
Act of 1934, as amended.

          (ee) "Share" means a share of the Common Stock, as adjusted in
                -----
accordance with Section 14 of the Plan.

          (ff) "Stock Purchase Right" means the right to purchase Common Stock
                --------------------
pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (gg) "Subsidiary" means a "subsidiary corporation", whether now or
                ----------
hereafter existing, as defined in Section 424(f) of the Code.

     3.   Stock Subject to the Plan.  Subject to the provisions of Section 14 of
          -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 100,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been
                          --------  -------
issued under the Plan, whether upon exercise of an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

     4.   Administration of the Plan.
          --------------------------

          (a)  Procedure.
               ---------

                (i) Multiple Administrative Bodies.  If permitted by Rule
                    ------------------------------
16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

                (ii) Administration With Respect to Directors and Officers
                     -----------------------------------------------------
Subject to Section 16(b).  With respect to Option or Stock Purchase Right
- ------------------------
grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in a manner complying with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

                (iii)  Administration With Respect to Other Persons.  With
                       --------------------------------------------
respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

          (b) Powers of the Administrator.  Subject to the provisions of the
              ---------------------------
Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

                (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may be granted hereunder;

                (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

                (iv) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

                (v) to approve forms of agreement for use under the Plan;

                (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                (ix) to modify or amend each Option or Stock Purchase Right (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

                (xi) to determine the terms and restrictions applicable to Options and Stock Purchase Rights and any Restricted Stock; and

                (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator's Decision.  The Administrator's
              ----------------------------------
decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5.   Eligibility.  Nonstatutory Stock Options and Stock Purchase Rights may
          -----------
be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

     6.   Limitations.
          -----------

          (a) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

          (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options to
Employees:

               (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 50,000 Shares.

               (ii) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 30,000 Shares which shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 14.

               (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above.

     7.   Term of Plan.  Subject to Section 20 of the Plan, the Plan shall
          ------------
become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

     8.   Term of Option.  The term of each Option shall be stated in the Notice
          --------------
of Grant; provided, however, that in the case of an Incentive Stock Option, the
          --------  -------
term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

     9.   Option Exercise Price and Consideration.
          ---------------------------------------

          (a) Exercise Price.  The per share exercise price for the Shares to be
              --------------
issued pursuant to exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (b) Waiting Period and Exercise Dates.  At the time an Option is
              ---------------------------------
granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until either the completion of a service period or the achievement of performance criteria with respect to the Company or the Optionee.

          (c) Form of Consideration.  The Administrator shall determine the
              ---------------------
acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)  cash;

               (ii) check;

               (iii)  promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii)  any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  Exercise of Option.
          ------------------

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option
              -----------------------------------------------
granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

               An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 14 of the Plan.

          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Employment or Consulting Relationship.  Upon
              ----------------------------------------------------
termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Notice of Grant to the extent that he or she is entitled to exercise it on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan.
If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          Notwithstanding the above, in the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, the Optionee's Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status. In such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

          (c) Disability of Optionee.  Upon termination of an Optionee's
              ----------------------
Continuous Status as an Employee or Consultant as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months (or such other period of time as is determined by the Administrator) from the date of termination, but only to the extent that the Optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the Option as set forth in the Notice of Grant). If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee.  In the event of the death of an Optionee, the
              -----------------
Option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable and may be exercised at any time within twelve (12) months (or such other period of time as is determined by the Administrator) following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Rule 16b-3.  Options granted to individuals subject to Section 16
              ----------
of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11.  Stock Purchase Rights.
          ---------------------

          (a) Rights to Purchase.  Stock Purchase Rights may be issued either
              ------------------
alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid provided, however, that the purchase price shall not be less than the par value
- --------  -------
of the Company's Common Stock, and the time within which the offeree must accept such offer, which shall in no event exceed ninety (90) days from the later of
(i) the date upon which the Administrator made the determination to grant the Stock Purchase Right, or (ii) the date the Notice of Grant of Stock Purchase Rights is delivered to the Executive. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. The number of Shares subject to grants of Stock Purchase Rights shall not exceed fifteen percent (15%) of the total number of Shares authorized under the Plan.

          (b) Repurchase Option.   The Restricted Stock Purchase Agreement shall
              -----------------
grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The repurchase option shall lapse at a rate determined by the Administrator; provided, however that, except as
                                      --------  -------
otherwise provided in this subsection, no portion of the repurchase option shall lapse before the end of three (3) years from the date of purchase of the Restricted Stock. The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company.

          (c) Rule 16b-3.  Stock Purchase Rights granted to Insiders, and Shares
              ----------
purchased by Insiders in connection with Stock Purchase Rights, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-3. An Insider may only purchase Shares pursuant to the grant of a Stock Purchase Right, and may only sell Shares purchased pursuant to the grant of a Stock Purchase Right, during such time or times as are permitted by Rule 16b-3.

          (d) Other Provisions.  The Restricted Stock Purchase Agreement shall
              ----------------
contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

          (e) Rights as a Shareholder.  Once the Stock Purchase Right is
              -----------------------
exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

          (f) Issuance of Shares.  As soon as possible after full payment of the
              ------------------
purchase price, the Shares purchased shall be duly issued; provided, however,
                                                           --------  -------
that the Administrator may require that the purchaser make adequate provision for any Federal and State withholding obligations of the Company as a condition to such purchase.

          (g) Shares Available Under the Plan.  Exercise of a Stock Purchase
              -------------------------------
Right in any manner shall result in a decrease in the number of Shares that thereafter shall be available for reissuance under the Plan.

          (h) Stock Withholding to Satisfy Tax Obligations.  The Administrator
              --------------------------------------------
may, in its discretion, permit a purchaser to satisfy any withholding tax obligation that arises in connection with the vesting of Shares by electing to have the Company withhold from such vested Shares that number of Shares having a Fair Market Value equal to the amount required to be withheld. Elections by purchasers to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to such restrictions and limitations as the Administrator may specify.

     12.  Long-Term Performance Awards.
          ----------------------------

          (a) Awards.  Long-Term Performance Awards are cash or stock bonus
              ------
awards that may be granted either along with, in addition to or in tandem with other awards granted under the Plan and/or awards made outside of the Plan. Long-Term Performance Awards shall not require payment by the recipient of any consideration for the Long-Term Performance Award or for the Shares covered by such award. The Administrator shall determine the nature, length and starting date of any performance period (the "Performance Period") for each Long-Term Performance Award and shall determine the performance and/or employment factors to be used in the determination of the value of Long-Term Performance Awards and the extent to which such Long-Term Performance Awards have been earned. Shares issued pursuant to a Long-Term Performance Award may be made subject to various conditions, including vesting or forfeiture provisions. Long-Term Performance Awards may vary from participant to participant and between groups of participants and shall be based upon the achievement of Company, Subsidiary and/or individual performance factors or upon such other criteria as the Administrator may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a written Long-Term Performance Award agreement.

          (b) Value of Awards.  At the beginning of each Performance Period, the
              ---------------
Administrator may determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values and/or numbers of Shares to be issued to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-Term Performance Award are met. Such dollar values or numbers of Shares may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Administrator.

          (c) Adjustment of Awards.  Notwithstanding the provisions of Section
              --------------------
16 hereof, the Administrator may, after the grant of Long-Term Performance Awards, adjust the performance factors applicable to such Long-Term Performance Awards to take into account changes in the law or in accounting or tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

          (d) Termination.  Unless otherwise provided in the applicable Long-
              -----------
Term Performance Award agreement, if a participant terminates his or her employment or his or her consultancy during a Performance Period because of death or Disability, the Administrator may in its discretion provide for an earlier payment in settlement of such award, which payment may be in such amount and under such terms and conditions as the Administrator deems appropriate.

          Unless otherwise provided in the applicable Long-Term Performance Award agreement, if a participant terminates employment or his or her consultancy during a Performance Period for any reason other than death or Disability, then such a participant shall not be entitled to any payment with respect to the Long-Term Performance Award subject to such Performance Period, unless the Administrator shall otherwise determine in its discretion.

          (e) Form of Payment.  The earned portion of a Long-Term Performance
              ---------------
Award may be paid currently or on a deferred basis (with such interest or earnings equivalent as may be determined by the Administrator). Payment shall be made in the form of cash or whole Shares (including Restricted Stock), or a combination thereof, either in a lump sum payment or in installments, all as the Administrator shall determine.

          (f) Reservation of Shares.  In the event that the Administrator grants
              ---------------------
a Long-Term Performance Award that is payable in cash or Common Stock, the Administrator may (but need not) reserve an appropriate number of Shares under the Plan at the time of grant of the Long-Term Performance Award. If and to the extent that the full amount reserved is not actually paid in Common Stock, the Shares representing the portion of the reserve for that Long-Term Performance Award that is not actually issued in satisfaction of such Long-Term Performance Award shall again become available for award under the Plan. If Shares are not reserved by the Administrator at the time of grant, then (i) no Shares shall be deducted from the number of Shares available for grant under the Plan at that time and (ii) at the time of payment of the Long-Term Performance Award, only the number of Shares actually issued to the participant shall be so deducted.
If there are not a sufficient number of Shares available under the Plan for issuance to a participant at the time of payment of a Long-Term Performance Award, any shortfall shall be paid by the Company in cash.

          (g) Rule 16b-3.  Grants of Long-Term Performance Awards to Directors
              ----------
and Officers must comply with the applicable provisions of Rule 16b-3 and such Long-Term Performance Awards shall contain such additional conditions or restrictions, if any, as may be required by Rule 16b-3 to be in the written agreement relating to such Long-Term Performance Awards in order to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     13.  Non-Transferability of Options and Stock Purchase Rights.  An Option
          --------------------------------------------------------
or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     14.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or
          ------------------------------------------------------------------
Asset Sale.
- ----------

          (a) Changes in Capitalization.  Subject to any required action by the
              -------------------------
shareholders of the Company, the number of Shares covered by each outstanding Option, Long-Term Performance Award and Stock Purchase Right, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options, Long-Term Performance Awards or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Long-Term Performance Award or Stock Purchase Right, as well as the price per Share covered by each such outstanding Option, Long-Term Performance Award or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option, Long-Term Performance Award or Stock Purchase Right.

          (b) Dissolution or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until ten
(10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed
                                                           --------
dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale.  In the event of a merger of the Company
              --------------------
with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, or in the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option or Stock Purchase Right is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such
                                     --------  -------
consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     15.  Date of Grant.  The date of grant of an Option or Stock Purchase Right
          -------------
shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     16.  Amendment and Termination of the Plan.
          -------------------------------------

          (a) Amendment and Termination.  The Board may at any time amend,
              -------------------------
alter, suspend or terminate the Plan.

          (b) Shareholder Approval.  The Company shall obtain shareholder
              --------------------
approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Sections 162(m) or 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

          (c) Effect of Amendment or Termination.  No amendment, alteration,
              ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     17.  Conditions Upon Issuance of Shares.
          ----------------------------------

          (a) Legal Compliance.  Shares shall not be issued pursuant to the
              ----------------
exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations.  As a condition to the exercise of an
              --------------------------
Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     18.  Liability of Company.
          --------------------

          (a) Inability to Obtain Authority.  The inability of the Company to
              -----------------------------
obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          (b) Grants Exceeding Allotted Shares.  If the Optioned Stock covered
              --------------------------------
by an Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 16(b) of the Plan.

     19.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     20.  Shareholder Approval.  Continuance of the Plan shall be subject to
          --------------------
approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

                                TELEOS RESEARCH

                        NOTICE OF GRANT OF STOCK OPTIONS


[Optionee's Name and Address]

     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

     Grant Number                       _________________________________

     Date of Grant                      _________________________________

     Vesting Commencement Date          _________________________________

     Exercise Price per Share           _________________________________

     Total Number of Shares Granted     _________________________________

     Total Exercise Price               _________________________________

     Type of Option:                    ___  Incentive Stock Option

                                        ___  Nonstatutory Stock Option

     Term/Expiration Date:              _________________________________


Vesting Schedule:
- ----------------

     This Option may be exercised, in whole or in part, in accordance with the following schedule:

     30% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, 30% of the Shares subject to the Option shall vest twenty-four months after the Vesting Commencement Date, and the remaining 40% of the Shares subject to the Option shall vest thirty-six months after the Vesting Commencement Date.

                                TELEOS RESEARCH

                             STOCK OPTION AGREEMENT

     Teleos Research, a California corporation (the "Company"), has granted to the optionee (the "Optionee") named on the Notice of Grant of Stock Options (the "Notice of Grant") which is attached hereto an option to purchase that number of shares of Common Stock (the "Shares") set forth on the Notice of Grant at the price set forth on the Notice of Grant and in all respects subject to the terms, definitions and provisions of the 1996 Stock Option Plan (the "Plan") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

     1.  Nature of the Option.  If designated an Incentive Stock Option, this
         --------------------
Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

     2.  Exercise of Option.  This Option shall be exercisable during its term
         ------------------
in accordance with the provisions of Section 9 of the Plan as follows:

          (i)  Right to Exercise.
               -----------------

               (a) Subject to subsections 2(i)(b) and (c) below, this Option shall vest over the period and at the rate set forth on the Notice of Grant.

               (b) This Option may not exercised for a fraction of a share.

               (c) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 7, 8 and 9 below.

          (ii) Method of Exercise.  This Option shall be exercisable by written
               ------------------
notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price.

     No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     3.   Optionee's Representations.  In the event the Shares purchasable
          --------------------------
pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company an Investment Representation Statement in the form provided by the Company.

     4.   Method of Payment.  Payment of the exercise price shall be by (i)
          -----------------
cash, (ii) check, (iii) surrender of other shares of Common Stock of the Company which either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company and have a fair market value on the date of surrender equal to the exercise price of the Shares as to which the Option is being exercised or (iv) delivery of a properly executed exercise notice together with irrevocable instructions to an agent of the Company to sell the Shares and promptly deliver to the Company that portion of the sale or loan proceeds required to pay the exercise price.

     5.   Restrictions on Exercise.  This Option may not be exercised until such
          ------------------------
time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6.   Termination of Status as an Employee.  If Optionee ceases to serve as
          ------------------------------------
an Employee, he may, but only within three (3) months after the date he ceases to be an Employee of the Company, exercise this Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise this Option at the date of such termination, or if he does not exercise this Option within the time specified herein, the Option shall terminate.

     7.   Disability of Optionee.  Notwithstanding the provisions of Section 6
          ----------------------
above, if Optionee is unable to continue his employment with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months from the date of termination of employment, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

     8.   Death of Optionee.  In the event of the death of Optionee during the
          -----------------
term of this Option and while an Employee of the Company and having been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death.

     9.   Non-Transferability of Option.  This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     10.  Term of Option.  This Option may be exercised only within the term set
          --------------
out on the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     11.  Tax Consequences.  Some of the federal and state tax consequences
          ----------------
relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (i)  Exercising the Option.
               ---------------------

               (a) Nonstatutory Stock Option.  The Optionee may incur regular
                   -------------------------
federal income tax and state income tax liability upon exercise of a nonstatutory stock option (an "NSO"). The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

               (b) Incentive Stock Option.  If this Option qualifies as an
                   ----------------------
incentive stock option (an "ISO"), the Optionee will have no regular federal income tax or state income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee undergoes a change of status from Employee to Consultant, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status.

          (ii) Disposition of Shares.
               ---------------------

               (a) NSO.  If the Optionee holds NSO Shares for at least one year,
                   ---
any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

               (b) ISO.  If the Optionee holds ISO Shares for at least one (1)
                   ---
year after exercise and two (2) years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one (1) year after exercise or two (2) years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

          (iii)  Notice of Disqualifying Disposition of ISO Shares.  If the
                 -------------------------------------------------
Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two (2) years after the grant date, or (ii) one (1) year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

     12.  Entire Agreement; Governing Law.  The Plan is incorporated herein by
          -------------------------------
reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by California law except for that body of law pertaining to conflict of laws.

     13.  NO GUARANTEE OF EMPLOYMENT.  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE
          --------------------------
VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.


     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.



OPTIONEE                            TELEOS RESEARCH


By: _________________________      By: _________________________

Name: _______________________      Name: _______________________

Address: ____________________      Title: ______________________